UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 29, 2007 (March 26, 2007)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
A. Purchase Agreement
     On March 26, 2007, Sterling Chemicals, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with respect to the sale of $150,000,000 aggregate principal amount of 10 1/4% Senior Secured Notes due 2015 (the “Notes”) to Jefferies & Company, Inc. and CIBC World Markets Corp., as initial purchasers (the “Initial Purchasers”). Sterling Chemicals Energy, Inc. (the “Guarantor”) is also a party to the Purchase Agreement as a guarantor.
     The Purchase Agreement contains customary representations and warranties on the part of the Company and the Guarantor. The Company and the Guarantor have agreed to indemnify the Initial Purchasers against certain liabilities, including under the securities laws, or to contribute to payments that the Initial Purchasers may be required to make in that respect.
B. Indenture
     Today, March 29, 2007, the Company completed the private offering of the Notes pursuant to the Purchase Agreement. In connection with the offering, the Company entered into an indenture (the "Indenture”) dated March 29, 2007 among the Company, the Guarantor and U. S. Bank National Association, as trustee (the “Trustee”).
     The Indenture contains affirmative and negative covenants and customary events of default, including payment defaults, breaches of covenants and certain events of bankruptcy, insolvency and reorganization. If an event of default, other than an event of default triggered upon certain bankruptcy events, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes may declare the Notes to be due and payable immediately. Additionally, the Trustee may take such actions to foreclose on the collateral securing the Notes in accordance with the Intercreditor Agreement (as defined below).
     The Company will pay interest on the Notes on April 1 and October 1 of each year, beginning on October 1, 2007. The Notes, which mature on April 1, 2015, are the Company’s senior secured obligations and rank equal in right of payment with all existing and future senior indebtedness. Subject to specified permitted liens, the Notes will be secured (i) on a first priority basis by security interests in all the Company’s and the Guarantor’s fixed assets and certain related assets, including, without limitation, all property, plant and equipment (the “Primary Collateral”) and (ii) on a second priority basis by security interests in the Company’s and the Guarantor’s other assets, including, without limitation, accounts receivable, inventory, capital stock of the Company and of the Guarantor, certain intellectual property, deposit accounts and investment property (the “Secondary Collateral”).
     The Notes are being offered by the Initial Purchasers only to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), outside the United States in accordance with Regulation S under the Securities Act and to certain institutional investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are so registered, the Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.
     Pursuant to the Indenture, the Company entered into a Security Agreement (the “Security Agreement”), dated as of March 29, 2007, among the Company, the Guarantor and U. S. Bank National Association, as collateral agent on behalf of the holder of the Notes, and a Pledge Agreement (the "Pledge Agreement”), dated as of March 29, 2007, among the Company, the Guarantor and U. S. Bank National Association, as collateral agent on behalf of the holder of the Notes, under which the Company and the Guarantor granted a security interest in the Primary Collateral and the Secondary Collateral to secure their obligations under the Indenture.
C. Registration Rights Agreement
     Holders of the Notes are entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement”), dated as of March 29, 2007, by and among the Company, the Guarantor and the Initial Purchasers. Under the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission within 180 days after the issue date of the Notes, enabling holders of the Notes to exchange the privately placed Notes for substantially identical publicly registered notes. The Company must also use its commercially reasonable efforts to cause the registration statement to become effective within 270 days after the issue date of the Notes and to complete the exchange offer within 50 days after the effective date of the registration statement. Failure by the Company to comply with the obligations under the Registration Rights Agreement will result in an increase of the interest rates on the Notes.
D. Amended and Restated Credit Agreement
     On March 29, 2007, the Company entered into an Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), dated as of March 29, 2007, among the Company and the Guarantor, as borrowers, the various financial institutions parties thereto from time to time, as lenders, and The CIT Group/Business Credit, Inc., as a lender and administrative agent (“CIT”). The Credit Agreement amends and restates the Revolving Credit Agreement dated December 19, 2002. Under the Credit Agreement, which has an initial term ending in 2012, the Company will have a borrowing capacity of $50 million. The Company’s obligations under the Credit Agreement will be secured by first priority liens on the Secondary Collateral.
     The Credit Agreement contains numerous covenants and conditions, including, but not limited to, restrictions on the Company’s ability to incur indebtedness, create liens, sell assets, make investments, make capital expenditures, engage in mergers and acquisitions and pay dividends. Additionally, the Credit Agreement contains customary events of default.
     In connection with the Credit Agreement, the Company and the Guarantor entered into an Amended and Restated Security Agreement (the “Credit Security Agreement”), dated as of March 29, 2007, among the Company, the Guarantor and CIT, as administrative agent on behalf of the lenders, and an Amended and Restated Pledge Agreement (the “Credit Pledge Agreement”), dated as of March 29, 2007, among the Company, the Guarantor and CIT, as administrative agent on behalf of the lenders, under which the Company and the Guarantor granted a security interest in the Secondary Collateral to secure their obligations under the Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01(B), which is incorporated herein by reference, with respect to the completion of the private offering by the Company of the Notes.
     See Item 1.01(D), which is incorporated herein by reference, with respect to the Company’s incurrence of indebtedness.
Item 8.01. Other Events.
     The Company is announcing that the offer to purchase and consent solicitation (the “Tender Offer”) relating to its 10% Senior Secured Notes due 2007 (the “10% Notes”) expired at 12:00 midnight New York City time on March 28, 2007 (the “Expiration Time”). In connection with the Tender Offer, the Company has accepted for repurchase $57,994,467 in aggregate principal amount of 10% Notes for were validly tendered prior to Expiration Time, and will repurchase such notes and pay the accrued interest thereon, on Friday, March 30, 2007. In connection with the Tender Offer, the Company will also pay an aggregate of approximately $144,986 in fees to holders of the 10% Notes who validly delivered their consents to certain amendments to the indenture governing the 10% Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007	STERLING CHEMICALS, INC.
	By:	/s/ Paul G. Vanderhoven
Paul G. Vanderhoven
Senior Vice President -- Finance and Chief Financial Officer

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